UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission	(IRS Employer
File Number)	Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2021, the Board of Directors (the “Board”) of Arcimoto, Inc. (the “Company”) appointed Galileo Russell as a director, to hold office until the Company’s 2021 annual meeting of shareholders or until his successor is duly elected and qualified.

Mr. Russell is a technology investor known for his early and vocal support of Tesla, and he also is an investor in SpaceX and numerous early stage startups. Mr. Russell is the CEO of HyperChange, a startup financial media company he founded in 2017 which currently has more than 130,000 YouTube subscribers. In 2019, he co-founded the software-as-a-service financial visualization platform HyperCharts and, in 2020, he also founded, and is the Chief Executive Officer of the venture capital firm HyperGuap. Prior to these roles Mr. Russell oversaw farm partnerships for Local Bushel. He is a graduate of New York University Stern School of Business with a B.S. in Finance.

There are no arrangements or understandings between Mr. Russell and any other person pursuant to which Mr. Russell was appointed as a director of the Board and there are no related party transactions between Mr. Russell and the Company.

Item 9.01. Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release Dated January 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: January 8, 2021	By:	/s/ Mark Frohnmayer
Mark Frohnmayer
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated January 8, 2021

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